CareView Communications, Inc., 10-K
Exhibit 10-110

FIRST ADDENDUM TO
CONSULTING AGREEMENT

This First Addendum to Sales Consulting Agreement ("Addendum") is entered into on November 13, 2012 by and among CareView Communications, Inc., a Nevada corporation, (the "Company") and Heartland Energy Partners, LLC (the "Consultant").

WHEREAS, the parties entered into a Consulting Agreement on April 29, 2012 (the "Agreement"),

WHEREAS, the parties acknowledge and agree that the compensation set forth in item 4(b) of the Agreement did not correctly represent the intention of the parties, and

WHEREAS, the parties desire to clarify to language regarding that compensation through this Addendum.

NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	The parties agree that the provisions of 4(b) Warrants in the Agreement is hereby amended in its entirety to read as follows:

“(b)                   Warrants – Upon receipt by the Company of GSA approval (the “Approval”), Consultant shall be entitled to earn a Common Stock Purchase Warrant (“Warrant”) during each successive ninety (90) day period calculated from the first business day after receipt of the Approval and continuing for the twelve (12) month period designated as the Term of the Consulting Agreement, resulting in the issuance of four (4) Warrants to Consultant. The maximum aggregate number of shares that the Consultant is entitled to receive under the Warrants is 1,000,000 shares.  Each Warrant shall be issued at the end of each ninety (90) day period, the shares thereunder shall vest immediately upon issuance and the exercise price shall be equal to the ten (10) day average closing price of the Company's Common Stock ending on the day before the issuance of each Warrant; provided, however, in no event shall the exercise price be lower than $1.25 per share nor higher than $1.50 per share.

Prior to the end of each ninety (90) day period, the Consultant's performance under the Agreement shall be evaluated by the Company. Thereafter, the number of shares to be granted under the Warrant for the respective ninety (90) day period shall be determined at the discretion of the Company's management in conjunction with its Board of Directors.

In the event that the Agreement is terminated prior to the completion of the Term thereof, the Company shall have no obligation to issue a Warrant to Consultant for the respective ninety (90) day period during which the Agreement is terminated."

2.	The parties agree that all other terms and conditions of the Agreement shall remain in full force and effect.

(Signature page follows)

(Signature page to First Addendum to Consulting Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the day and year first above written.

HEARTLAND ENERGY PARTNERS, LLC		CAREVIEW COMMUNICATIONS, INC.

By:	/s/ John English	By:	/s/ Steve Johnson
	John English, CEO		Steve Johnson, President